Exhibit 10.2

JOINDER AND AMENDMENT NO. 5

TO AMENDED AND RESTATED LOAN AGREEMENT

This JOINDER AND AMENDMENT NO. 5 TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”), is entered into as of April 25, 2019, by and among PREFORMED LINE PRODUCTS COMPANY, an Ohio corporation (“PLP”), PREFORMED LINE PRODUCTS (AUSTRALIA) PTY LTD., a corporation incorporated under the laws of the Commonwealth of Australia (“PLP Australia”). BELOS-PLP S.A., a company organized under the laws of Poland (“PLP Poland”, and collectively with PLP and PLP Australia, the “Existing Borrowers”), and PT PREFORMED LINE PRODUCTS INDONESIA, a company organized under the laws of Indonesia (“PLP Indonesia”, and collectively with the Existing Borrowers, the “Borrowers” and each a “Borrower”), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, its successors and assigns, as lender (“Bank”).

WITNESSETH:

WHEREAS, PLP, PLP Australia and Bank have entered into that certain Amended and Restated Loan Agreement, dated as of September 24, 2015, as amended pursuant to that certain (1) Amendment No. 1 to Amended and Restated Loan Agreement, dated as of November 6, 2015, by and among PLP, PLP Australia, and Bank, (2) Amendment No. 2 to Amended and Restated Loan Agreement, dated as of August 22, 2016, by and among PLP, PLP Australia, and Bank, (3) Joinder and Amendment No. 3 to Amended and Restated Loan Agreement, dated as of March 13, 2018, by and among PLP, PLP Australia, PLP Poland, and Bank, and (4) Amendment No. 4 to Amended and Restated Loan Agreement, dated as of November 30, 2018, by and among PLP, PLP Australia, PLP Poland, and Bank (as further amended, restated, modified or supplemented from time to time, the “Loan Agreement”), pursuant to which Bank has made certain loans and financial accommodations available to Existing Borrowers;

WHEREAS, the Existing Borrowers desire to add PLP Indonesia to the Loan Agreement as a Borrower; and

WHEREAS, the parties desire to otherwise amend the Loan Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.DEFINED TERMS.

Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Loan Agreement.

2.JOINDER.

In consideration of PLP Indonesia becoming a Borrower under the terms of the Loan Agreement, PLP Indonesia hereby agrees that effective as of the date of this Amendment it hereby is, and shall be deemed to be, a “Borrower” under the Loan Agreement, the Term Note and other Loan Documents to which Borrowers are a party, and agrees that from the date of this Amendment and so long as any Term Loan shall remain outstanding and until the payment in full of the advances under the Term Note and all other amounts payable under the Term Note and the other Loan Documents, PLP Indonesia has, subject to the terms and limitations of the Loan Agreement and the Term Note, assumed the joint and several obligations of a “Borrower” under, and PLP Indonesia shall perform, comply with and be subject to and bound by, jointly and severally, each of the terms, provisions and waivers of, the Loan Agreement, the Term Note and each of the other Loan Documents which are stated to apply to or are made by a “Borrower” or a “Company.” Notwithstanding anything to the contrary in the foregoing, and for the avoidance of doubt, PLP Indonesia may not borrow Revolving Loans under the Loan Agreement. Without limiting the generality of the foregoing, PLP Indonesia hereby represents and warrants that (i) each of the representations and warranties set forth in Section 3 of the Loan Agreement are true and correct as to PLP Indonesia on and as of the date of this Amendment, and (ii) PLP Indonesia has heretofore received a true and correct copy of the Loan Agreement, the Term Note and each of the other Loan Documents (including any modifications or amendments thereof or supplements or waivers thereto) in effect on the date hereof. PLP Indonesia hereby makes, affirms and ratifies in favor of the Bank, the Loan Agreement, the Term Note and each of the other Loan Documents given by the Borrowers to the Bank. In furtherance of the foregoing, PLP Indonesia shall execute and deliver or cause to be executed and delivered at any time and from time to time such further certificates, instruments, agreements and documents and do or cause to be done such further acts as may be necessary in the opinion of Bank to carry out more effectively the provisions and purposes of this Section.

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3.AMENDMENTS TO THE LOAN AGREEMENT.

3.1Amendment to Loan Agreement.

The first paragraph of the Loan Agreement is amended by deleting such paragraph in its entirety and substituting the following therefor:

THIS AMENDED AND RESTATED LOAN AGREEMENT (the “Agreement”), is entered into as of September 24, 2015, between PREFORMED LINE PRODUCTS COMPANY, a corporation incorporated under the laws of the State of Ohio (“PLP”), with an address at 660 Beta Drive, Mayfield Village, Ohio 44143, PREFORMED LINE PRODUCTS (AUSTRALIA) PTY ltd, a corporation incorporated under the laws of the Commonwealth of Australia (“PLP Australia”), with an address at 190 Power Street, Glendenning NSW 2761, Australia, BELOS-PLP S.A., a company organized under the laws of Poland, (“PLP Poland”), with an address at 43-301 Bielsko-Biala, ul. Gen. J. Kustronia 74, Poland, PT PREFORMED LINE PRODUCTS INDONESIA, a company organized under the laws of Indonesia (“PLP Indonesia”), with an address at MM2100 Industrial Area, Jalan Irian VIII Block NN No. 12, Bekasi, Jawa Barat 17530, Indonesia, and PNC BANK, NATIONAL ASSOCIATION (the “Bank”), with an address at 1900 East Ninth Street, Cleveland, Ohio 44114.

3.2Amendment to Section 1.

The first paragraph of Section 1 of the Loan Agreement is amended by deleting such paragraph in its entirety and substituting the following two new paragraphs therefor:

The Bank has made or may make one or more revolving loans (collectively and individually, the “Revolving Loan” or a “Revolving Loan”) to the Existing Borrowers subject to the terms and conditions and in reliance upon the representations and warranties of the Borrowers set forth in this Agreement. The Revolving Loan is or will be evidenced by a promissory note or notes of the Existing Borrowers and all renewals, extensions, amendments and restatements thereof (if one or more, collectively, the “Revolving Note”) acceptable to the Bank, which shall set forth the interest rate, repayment and other provisions, the terms of which are incorporated into this Agreement by reference. For the avoidance of doubt, PLP Indonesia may not borrow Revolving Loans hereunder.

One of the loans governed by this Agreement is a term loan in the amount of $8,000,000 (the “Term Loan”, and together with the Revolving Loan, the “Loan”) to PLP and PLP Indonesia subject to the terms and conditions and in reliance upon the representations and warranties of the Borrowers set forth in this Agreement. The Term Loan is or will be evidenced by a promissory note or notes of PLP and PLP Indonesia and all renewals, extensions, amendments and restatements thereof (if one or more, collectively, the “Term Note”, and together with the Revolving Note, the “Note”) acceptable to the Bank, which shall set forth the interest rate, repayment and other provisions, the terms of which are incorporated into this Agreement by reference. The proceeds of the Term Loan will be used for the purchase of a commercial building located at MM2100 Industrial Area, Jalan Irian VIII Block NN No. 12, Bekasi, Jawa Barat 17530, Indonesia.

3.3Further Amendment to Section 1.

The third paragraph (for the avoidance of doubt, the third paragraph before giving effect to this Amendment) of Section 1 of the Loan Agreement is amended by deleting such paragraph in its entirety and substituting the following therefor:

The term “Borrowers” shall mean, collectively, PLP, PLP Australia, PLP Poland, and PLP Indonesia, and “Borrower” means any one of them, as the context may require.

3.4Amendment to Section 2.1.

Section 2.1 of the Loan Agreement shall be amended by deleting section 2.1(b) in its entirety and substituting the following therefor:

(b)the sum of the then aggregate outstanding Revolving Loans plus the then LC Exposure would exceed $65,000,000.

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3.5Amendment to Section 2.6.

Section 2.6 of the Loan Agreement shall be amended by deleting such section in its entirety and substituting the following therefor:

2.6Subject to Loan Back-up. In the event of a draw under any subject LC, Bank is irrevocably authorized to prepare, to sign any Borrower’s name to, and to deliver on any Borrower’s behalf an appropriate credit request requesting a Revolving Loan in an amount equal to the reimbursement amount plus any interest thereon, in the applicable currency. Bank will make the requested Revolving Loan even if any Event of Default shall then exist and even if Borrowers for any other reason would then not be entitled to obtain any subject loan. Bank shall disburse all such loan proceeds directly to Bank to satisfy Borrowers’ reimbursement liability.

3.6Amendment to Section 2.7.

The opening sentence of Section 2.7 of the Loan Agreement shall be amended by deleting such sentence in its entirety and substituting the following therefor:

The obligation of Bank to make, and of Borrowers to pay, the Revolving Loans made pursuant to the preceding section shall be absolute and unconditional and shall be performed under all circumstances, including (without limitation):

3.7Amendment to Section 2.8.

The last sentence of Section 2.8 of the Loan Agreement shall be amended by deleting such sentence in its entirety and substituting the following therefor:

Moneys in such account shall be applied by the Bank for draws on subject LCs for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Revolving Loans has been accelerated, be applied to satisfy any other obligations.

3.8Amendment to Section 5.8.

Clause (i) of the first sentence of Section 5.8 of the Loan Agreement shall be amended by deleting such sentence in its entirety and substituting the following therefor:

5.8Acquisitions. Make acquisitions of all or substantially all of the property or assets of any person, firm, corporation or other entity, except that PLP may make purchases or other acquisitions of all or substantially all of the capital stock or assets and business of any corporation, division or other business enterprise so long as (i) the aggregate consideration of any individual transaction does not exceed $35,000,000 and the aggregate consideration of all such transactions consummated after September 24, 2015 does not exceed $55,000,000, (ii) both immediately before and after giving effect to the proposed transaction, no Default or Event of Default shall exist, (iii) both immediately before and after giving effect to the proposed transaction, PLP shall be in compliance with the Financial Covenants, (iv) (A) not less than 30 days prior to the consummation of the proposed transaction, PLP shall have provided the Bank with notice of such transaction, (B) not less than ten (10) Business Days prior to the consummation of the proposed transaction, (1) copies of then available drafts of all agreements and other instruments and documents to be executed in connection with such transaction and (2) a copy of all business and financial information reasonably requested by the Bank including pro forma consolidating financial statements and statements of cash flow, and (C) not less than two (2) Business Days prior to the consummation of the proposed transaction, copies of the final forms of all agreements and other instruments and documents to be executed in connection with such transaction (collectively, the “Final Agreements”) (together with all drafts thereof produced after the delivery of the drafts delivered under clause (iv)(B) of this Section 5.8), and (v) the terms of the proposed transaction are reasonably acceptable to the Bank. So long as Bank shall have received all of the items referred to in the foregoing clause (iv) of this Section 5.8 within the time periods set forth therein, the Bank shall notify PLP not later than one (1) Business Day prior to the consummation of the proposed transaction whether or not the terms of such transaction are acceptable to the Bank. In the event that Bank so notifies PLP that the terms of the proposed transaction are acceptable to the Bank, so long as all of the conditions set forth in this Section 5.8 shall have been met, PLP may proceed to consummate the proposed transaction in accordance with, and utilizing, the Final Agreements with respect to such proposed transaction (it being understood that such Final Agreements may contain minor, non-substantive changes to the non-material terms thereof). Not later than ten (10) Business Days after the consummation of any such transaction, PLP shall deliver to Bank copies of all of the agreements, instruments and other documents executed and delivered in connection therewith.

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3.9Amendment to Section 7.2.

Section 7.2 of the Loan Agreement shall be amended by deleting section 7.2(c) in its entirety and substituting the following therefor:

(c)After giving effect to any Revolving Loan or the issuance of any subject LC, the aggregate outstanding balance of the Revolving Loans plus the aggregate face amount of all outstanding subject LCs shall not exceed $65,000,000.

3.10Amendment to Section 11.

The first sentence of Section 11 of the Loan Agreement shall be amended by deleting such sentence in its entirety and substituting the following therefor:

Subject to the limitations with respect to the obligation and liability of PLP Australia, PLP Poland, and PLP Indonesia set forth in the Note, all obligations arising under this Agreement and the other the Loan Documents shall be joint and several, and each Borrower shall make payment upon the maturity of such obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by the Lender to any Borrower, failure of the Lender to give any Borrower notice of borrowing or any other notice, any failure of the Lender to pursue or preserve its rights against any Borrower, the release by the Lender of any collateral (if any) now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by the Lender to the other Borrowers or any collateral for such Borrower’s obligations or the lack thereof.

3.11Amendment to Section 12.11.

Section 12 of the Loan Agreement shall be amended by deleting Section 12.11 in its entirety and substituting the following therefor:

12.11Governing Law and Jurisdiction: Arbitration, (a) This Agreement has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated above is located. This Agreement will be interpreted and the rights and LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK’S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES. Each Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against any Borrower individually, against any security or against any property of any Borrower within any other county, state or other foreign or domestic jurisdiction. The Bank and each Borrower agree that the venue provided above is the most convenient forum for both the Bank and the Borrowers. Each Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

(b)Arbitration. Upon demand of PLP Indonesia or Bank, whether made before or after institution of any judicial proceeding, any claim or controversy between Bank and PLP Indonesia arising out of or relating to the Loan Documents (a “Dispute”) shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements. Special Rules. All arbitration hearings shall be conducted in the city named in the address of Bank first stated above. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein. Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising

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a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute. Waiver of Jury Trial. EACH OF PLP INDONESIA AND THE BANK ACKNOWLEDGES THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE. Representation by PLP Indonesia. PLP Indonesia represents and warrants to the Bank that it has received the requisite authorizations from the applicable governmental authority to submit disputes arising under the Loan Documents to arbitration in the manner set forth herein.

3.12Amendment to Addendum.

The opening paragraph of the Addendum to the Loan Agreement shall be amended by deleting such paragraph in its entirety and substituting the following therefor

ADDENDUM to that certain Amended and Restated Loan Agreement dated September 24, 2015 between PREFORMED LINE PRODUCTS COMPANY, PREFORMED LINE PRODUCTS PTY LTD, BELOS-PLP S.A., and PT PREFORMED LINE PRODUCTS INDONESIA, as the Borrowers and PNC Bank, National Association, as the Bank. Capitalized terms used in this Addendum and not otherwise defined shall have the meanings given them in the Agreement. Section numbers below refer to the sections of the Agreement.

4.REPRESENTATIONS AND WARRANTIES.

Each of the Borrowers hereby represents and warrants to Bank as follows:

4.1The Amendment. This Amendment has been duly and validly executed by an authorized officer of such Borrower and constitutes the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms.

4.2Loan Agreement. The Loan Agreement, as amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms. Each Borrower hereby ratifies and confirms the Loan Agreement.

4.3Claims and Defenses. As of the date of this Amendment, no Borrower has any defenses, claims, counterclaims or setoffs with respect to the Loan Agreement or its Obligations thereunder or with respect to any actions of Bank or any of its respective officers, directors, shareholders, employees, agents or attorneys, and each Borrower irrevocably and absolutely waives any such defenses, claims, counterclaims and setoffs and releases Bank and each of its respective officers, directors, shareholders, employees, agents and attorneys from the same.

4.4Representations and Warranties. The representations and warranties of each Borrower contained in the Loan Agreement (as amended hereby) and the other Loan Documents (as amended in connection herewith), are true and correct.

4.5No Event of Default. No Event of Default or condition which, but for the giving of notice or passage of time, would give rise to an Event of Default has occurred and is continuing.

4.6Material Adverse Change. No Material Adverse Change has occurred since the Closing Date.

5.REAFFIRMATION.

Each of the Borrowers hereby acknowledges and agrees that the terms and provisions hereof shall not affect in any way any payment, performance, observance or other obligations or liabilities of such Borrower under the Loan Agreement or under any of the other Loan Documents, all of which obligations and liabilities shall remain in full force and effect and extend to the further loans, extensions of credit and other Obligations incurred under the Loan Documents, and each of which obligations and liabilities are hereby ratified, confirmed and reaffirmed in all respects.

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6.CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT.

In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Amendment is subject to each of the following conditions precedent:

6.1Joinder and Amendment No. 5 to Amended and Restated Loan Agreement. Bank shall have received an original counterpart of this Amendment, executed and delivered by a duly authorized officer of each Borrower.

6.2Term Note. Bank shall have received that certain Term Note, dated as of the date hereof, executed and delivered by a duly authorized officer of PLP and PLP Indonesia in favor of Bank.

6.3Fees and Expenses. Borrowers shall have paid all fees of Bank in connection with this Amendment including, without limitation, all legal fees.

6.4Resolutions: Officer’s Certificate of PLP. Bank shall have received (a) a copy of the resolutions, in form and substance satisfactory to Bank, of the Board of Directors of PLP authorizing the execution, delivery and performance of this Amendment and the Term Note and all other agreements, documents and instruments executed in connection therewith, (b) a certificate of the Secretary or Assistant Secretary of PLP, as to the incumbency and signature of the officers of PLP executing this Amendment and the Term Note and all other agreements, documents or instruments executed in connection therewith, together with evidence of the incumbency of such Secretary or Assistant Secretary, and (c) a certificate of the Secretary or Assistant Secretary of PLP as to the Articles of Incorporation of PLP and as to the Code of Regulations of PLP.

6.5Resolutions: Officer’s Certificate of PLP Indonesia. Bank shall have received (a) a copy of the resolutions, in form and substance satisfactory to Bank, of the Board of Directors or other governing body of PLP Indonesia authorizing the joinder to the Loan Agreement and the other Loan Documents and the execution, delivery and performance of this Amendment, the Term Note and all other agreements, documents and instruments executed in connection therewith, (b) a certificate of the Secretary or Assistant Secretary of PLP Indonesia, as to the incumbency and signature of the officers of PLP Indonesia executing this Amendment, the Term Note and all other agreements, documents or instruments executed in connection therewith, together with evidence of the incumbency of such Secretary or Assistant Secretary, and (c) a certificate of the Secretary or Assistant Secretary of PLP Indonesia as to the organizational documents of PLP Indonesia.

6.6Opinion of Counsel to PLP. Bank shall have received an opinion letter from U.S. counsel to PLP with respect to the Amendment, the Term Note, the Loan Agreement and the other Loan Documents in form and substance satisfactory to Bank.

6.7Opinion of Counsel to PLP Indonesia. Bank shall have received an opinion letter from Indonesian counsel to PLP Indonesia with respect to the Amendment, the Term Note, the Loan Agreement and the other Loan Documents in form and substance satisfactory to Bank.

6.8Good Standing Certificates. Bank shall have received good standing certificates (or foreign equivalents as applicable) for PLP and PLP Indonesia dated not more than 30 days prior to the date hereof, issued by the Secretary of State or other appropriate official of PLP’s and PLP Indonesia’s jurisdiction of incorporation and each jurisdiction where the conduct of PLP’s and PLP Indonesia’s business activities or the ownership of its properties necessitates qualification.

6.8Other Documents and Deliveries. Bank shall have received such other agreements, documents, and instruments executed in connection with this Amendment and any other materials as reasonably requested by Bank.

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7.MISCELLANEOUS.

7.1Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Ohio, without regard to principles of conflict of law.

7.2Severability. Each provision of this Amendment shall be interpreted in such manner as to be valid under applicable law, but if any provision hereof shall be invalid under applicable law, such provision shall be ineffective to the extent of such invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.

7.3Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart hereof by facsimile shall be effective as manual delivery of such counterpart; provided, however. that, each party hereto will promptly thereafter deliver counterpart originals of such counterpart facsimiles delivered by or on behalf of such party.

7.4Nonwaiver. The execution, delivery, performance and effectiveness of this Amendment shall not operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of Bank under the Loan Agreement, nor (ii) of any term, provision, representation, warranty or covenant contained in the Loan Agreement or any other documentation executed in connection therewith. Further, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Event of Default under the Loan Agreement, as amended by this Agreement.

7.5Reference to and Effect on the Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Loan Agreement, as amended hereby, and each reference to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement, as amended hereby.

[Remainder of this page intentionally left blank; Signature page follows]

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IN WITNESS WHEREOF, Borrowers have caused this Amendment to be duly executed and delivered by its duly authorized officer as of the date first above written.

PREFORMED LINE PRODUCTS COMPANY

By:	/s/ Michael Weisbarth
Name:	Michael Weisbarth
Title:	Vice President - Finance

PREFORMED LINE PRODUCTS (AUSTRALIA) PTY LTD

By:	/s/ Robert G Ruhlman
Name:	Robert G Ruhlman
Title:	Director

BELOS-PLP S.A.

By:	/s/ Robert G Ruhlman
Name:	Robert G Ruhlman
Title:	Director

PT PREFORMED LINE PRODUCTS INDONESIA

By:	/s/ Robert G Ruhlman
Name:	Robert G Ruhlman
Title:	Owner

ACCEPTED BY:

PNC BANK, NATIONAL ASSOCIATION, as Bank

By:	/s/ Sherri A Barr
Name:	Sherri A Barr
Title:	Senior Vice President

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